Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$10,611	$20,644
Short-term investments	5,089	—
Accounts receivable and other receivables, net of allowance for doubtful accounts of $0 and $3 as of September 30, 2023 and December 31, 2022, respectively	304	1,221
Inventories, net — current	2,657	2,321
Assets held for sale	87	87
Prepaid expenses and other current assets	1,093	795
Current assets of discontinued operations	165	330
Total current assets	20,006	25,398
Property and equipment, net	468	680
Right of use asset	1,147	1,848
Inventories, net — noncurrent	1,624	767
Intangible assets, net	40	40
Other noncurrent assets	181	165
Noncurrent assets of discontinued operations	—	24
Total assets	$23,466	$28,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,602	$2,855
Amounts due to related parties	46	48
Operating lease liability — current	924	1,010
Other current liabilities	282	270
Current liabilities of discontinued operations	31	26
Total current liabilities	3,885	4,209
Operating lease liability — noncurrent	347	1,007
Common stock warrant and option liabilities	1,836	806
Other noncurrent liabilities	2,000	2,000
Total liabilities	8,068	8,022
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 1,110,337 and 616,079 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	65	65
Additional paid-in capital	284,371	278,827
Accumulated other comprehensive income	87	—
Accumulated deficit	(268,987)	(257,859)
Total stockholders’ equity	15,536	21,033
Non-controlling interest	(138)	(133)
Total stockholders' equity	15,398	20,900
Total liabilities and stockholders’ equity	$23,466	$28,922

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Product	$1,597	$1,543	$4,150	$5,685
Royalty	—	17	—	117
License	—	10	10	872
Total revenues	1,597	1,570	4,160	6,674
Operating expenses (income):
Cost of revenues	1,102	1,128	2,630	5,201
Research and development	305	255	1,055	1,009
Gain on sale of Verdeca	—	—	—	(1,138)
Change in fair value of contingent consideration	—	—	—	(70)
Gain on sale of property and equipment	(11)	—	(36)	(386)
Selling, general and administrative	3,443	4,178	11,085	11,407
Total operating expenses	4,839	5,561	14,734	16,023
Loss from continuing operations	(3,242)	(3,991)	(10,574)	(9,349)
Interest income	133	95	538	123
Other income, net	17	43	36	13
Valuation loss on March 2023 PIPE	—	—	(6,076)	—
Change in fair value of common stock warrant and option liabilities	608	1,880	5,965	1,880
Issuance and offering costs allocated to liability classified options	—	(314)	(430)	(314)
Net loss from continuing operations before income taxes	(2,484)	(2,287)	(10,541)	(7,647)
Income tax provision	—	(1)	(1)	(1)
Net loss from continuing operations	(2,484)	(2,288)	(10,542)	(7,648)
Net loss from discontinued operations	(83)	(589)	(591)	(3,636)
Net loss	(2,567)	(2,877)	(11,133)	(11,284)
Net loss attributable to non-controlling interest	—	(10)	(5)	(152)
Net loss attributable to common stockholders	$(2,567)	$(2,867)	$(11,128)	$(11,132)
Net loss per share attributable to common stockholders:
Basic and diluted from continuing operations	$(1.83)	$(3.71)	$(8.81)	$(13.05)
Basic and diluted from discontinued operations	$(0.06)	$(0.96)	$(0.49)	$(6.33)
Net loss per basic and diluted share attributable to common stockholders	$(1.89)	$(4.67)	$(9.31)	$(19.37)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,359,511	613,814	1,195,354	574,621
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$66	$—	$87	$—
Other comprehensive income	$66	$—	$87	$—

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,133)	$(11,284)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(5,965)	(1,880)
Change in fair value of contingent consideration	—	(70)
Issuance and offering costs allocated to liability classified options	430	314
Valuation loss on March 2023 PIPE	6,076	—
Depreciation	227	354
Amortization of intangible assets	—	39
Lease amortization	535	686
Impairment of intangible assets	—	72
Gain on disposal of property and equipment	(36)	(386)
Stock-based compensation	573	897
Bad debt expense	—	32
Gain on sale of Verdeca	—	(1,138)
Write-down of inventories	444	1,530
Impairment of property and equipment	—	370
Changes in operating assets and liabilities:
Accounts receivable and other receivables	249	(534)
Inventories	(1,388)	1,071
Prepaid expenses and other current assets	(284)	(90)
Other noncurrent assets	(13)	15
Accounts payable and accrued expenses	(300)	(890)
Amounts due to related parties	(2)	(17)
Other current liabilities	11	6
Operating lease liabilities	(573)	(718)
Net cash used in operating activities	(11,149)	(11,621)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	42	897
Proceeds from sale of Verdeca — earn-out received	569	285
Purchases of property and equipment	(5)	(46)
Purchases of investments	(5,002)	—
Net cash (used in) provided by investing activities	(4,396)	1,136
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from March 2023 PIPE	5,997	—
Payments of offering costs relating to March 2023 PIPE	(497)	—
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from August 2022 Offering	—	5,000
Payments of offering costs relating to August 2022 Offering	—	(488)
Proceeds from ESPP purchases	12	7
Net cash provided by financing activities	5,512	4,519
Net decrease in cash and cash equivalents	(10,033)	(5,966)
Cash and cash equivalents — beginning of period	20,644	28,685
Cash and cash equivalents — end of period	$10,611	$22,719
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$1
NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock warrant liabilities reclassified to equity upon adoption of ASU 2020-06	$—	$3,392
Common stock options issued to placement agent and included in offering costs related to August 2022 RDO securities purchase agreement	$—	$191
Common stock options issued to placement agent and included in offering costs related to March 2023 PIPE	$212	$—
Right of use assets obtained in exchange for new operating lease liabilities	$—	$114
Proceeds from sale of Verdeca in accounts receivable and other receivables	$—	$854
Warrant and option modifications included in Valuation loss on March 2023 PIPE	$404	$—

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